Exhibit 17.3

                                                              Wenke B. Thoman
                                                              180 East 95 Street
                                                              New York, NY 10128

January 9, 2001

BOARD OF DIRECTORS, WESTERGAARD.Com, Inc.


Mr. William Grant
Chairman
Westergaard.com, Inc
c/o Galen Associates
620 Fifth Avenue
New York, NY 10022

Dear Bill,

Attached is a copy of my resignation letter to you on and dated October 30, 2000.

I hereby reiterate my resignation and resign immediately as a director of westergaard.com.Inc.

Sincerely,



Wenke B. Thoman